Exhibit 99.1

GSE Systems Reports First Quarter 2022 Financial Results

Conference Call Scheduled for today, May 16, 2022 at 4:30pm ET

Columbia, MD – May 16, 2022 - GSE Systems, Inc. (“GSE Solutions”, “GSE”, or “the Company”) (Nasdaq: GVP), a leader in delivering and supporting engineering, compliance, simulation, training and workforce solutions that support decarbonization of the power industry, today announced its financial results for the first quarter (“Q1”) ended March 31, 2022.

Q1 2022 Business and Financial Highlights

•	Company orders in Q1 2022 were $11.1 million, compared to $13.0 million in Q1 2021.
•	Performance Improvement Solutions orders in Q1 2022 was $6.4 million, up 14.3% from $5.6 million in Q1 2021.
•	Company was awarded additional contracts for Thermal Performance Optimization and Regulatory Programs.
•
Backlog at March 31, 2022, was $40.1 million, including $31.9 million of Performance Improvement Solutions backlog, and $8.2 million of Workforce Solutions backlog, which is relatively stable from Q4 2021 levels.

•	Entered into agreement for Convertible Note and repaid in full, all outstanding line-of-credit indebtedness of $1.8 million.
•	During Q1 2022, the Company received the Employee Retention Credit refunds of $1.1 million, with remaining refunds due of $3.1 million as of March 31, 2022.
•	Ended Q1 with cash, cash equivalents and restricted cash of $7.0 million, including restricted cash of $1.6 million.

Management Commentary

“I am pleased with the progress made during the first quarter, whereby we continue to see signs of improvement in the industry.  Additionally, we were able to improve our capital structure and balance sheet in a very timely manner. This has enabled us to make key investments during the quarter to prepare GSE for future organic growth opportunities, especially as our end markets continue a path towards normalization following the pandemic induced slowdown over the past two years, including much of 2021,” commented Kyle J. Loudermilk, GSE’s President and Chief Executive Officer.  “While the first quarter was a bit of a pause from the strong second half of 2021, our backlog has remained solid, and we have a solid pipeline of opportunities to pursue.  We remain optimistic about the direction of the company for the remainder of the fiscal year. In the near-term, we believe that the upgrades of power plants that were delayed as a result of the pandemic has created a backlog of projects that will require GSE’s solutions. Longer term, the macro trends towards grid stability, energy security and decarbonization are in our favor, providing a solid foundation to be optimistic about the future."

Emmett Pepe, CFO of GSE Systems, added, “From a capital perspective, we made key improvements, including the issuance of a convertible note, which was used to repay in full the prior line of credit. The financing has also enabled us to make some additional hires and investments into our divisions to place the company in a solid position for growth by identifying and winning additional opportunities. We have received cumulative Employee Retention Credit refunds through the CARES Act of approximately $1.9 million through March 31, 2022 and subsequently received refunds of approximately $1.0 million in Q2. The company is expecting to receive the remaining refunds of approximately $2.1 million in the next three to six months. The receipt of these credits enhances the company’s cash position and allows the company to make necessary investments for the future.”

Q1 2022 FINANCIAL RESULTS

Orders in Q1 2022 were $11.1 million, a decrease of 14.6% compared to $13.0 million in Q1 2021. Orders for Performance Engineering increased 14.3% to $6.4 million in Q1 2022 compared to $5.6 million in Q1 2021. For Workforce Solutions, orders were $4.7 million in Q1 2022, compared to $7.4 million in Q1 2021.

Revenue during Q1 2022 was $12.3 million, a decrease of 6.3% compared to $13.1 million in Q1 2021 and a decrease of 11.5% compared to $13.9 million in Q4 2021. The decrease of revenue was primarily due to a decline in software license sales as well as software maintenance renewals from an exceptional level in Q4. This is beginning to reflect an emerging seasonality of the software business, as this business continued to grow significantly over each of the last three years and should grow sequentially throughout the calendar year, with many renewals occurring in Q4.

Performance Improvement Solutions revenue was $6.4 million in Q1 2022 compared to $6.8 million in Q4 2021, and $7.1 million in Q1 2021. The sequential change was due to a decline in software license sales from an exceptional level in Q4, reflecting natural seasonality of the software business as this business continued to grow over each of the last three years. The year over year change was primarily due to several significant System Design and Build (“SDB”) projects ending in the prior fiscal year and delays in commencing new contracts remotely due to the COVID-19 pandemic.

Workforce Solutions revenue was $5.9 million in Q1 2022 compared to $7.0 million in Q4 2021, and $6.0 million in Q1 2021. The sequential change is due to a minor reduction in staffing needs from our major customers in Q1 2022.

Gross profit in Q1 2022 was $2.4 million, or 19.8% of revenue. This compared to gross profit of $2.9 million, or 22.3% of revenue in Q1 2021, and $3.1 million, or 22.0% of revenue in Q4 2021. Gross margin was impacted by the mix of business shifting to lower margin projects.

Operating expenses in Q1 2022 were $5.0 million compared to $4.3 million in Q1 2021. Operating expenses was $4.9 million in Q4 2021. Operating expenses were slightly elevated due to some additional corporate expenditures, such as increases in professional audit fees and corporate insurance costs.

Operating loss was approximately $(2.5) million in Q1 2022, compared $(2.2) million in Q1 2021. Operating loss was $(1.8) million in Q4 2021.

Net loss in Q1 2022 was $(3.4) million or $(0.16) per basic and diluted share, compared to $(2.2) million or $(0.11) per basic and diluted share in Q1 2021. Net loss was $(1.9) million or $(0.09) per basic and diluted share in Q4 2021.

Adjusted net loss1 totaled $(2.2) million, or $(0.16) per diluted share in Q1 2022, compared to adjusted net loss of $(1.0) million, or $(0.05) per diluted share, in Q1 2021. Adjusted net income1 totaled $(1.1) million, or $(0.05) per diluted share in Q4 2021.

Earnings before interest, taxes, depreciation and amortization (“EBITDA”) for Q1 2022 was approximately $(2.7) million, compared to $(1.7) million in Q1 2021. EBITDA for Q4 2021 was approximately $(1.4) million.

Adjusted EBITDA1 $(1.7) million in Q1 2022, compared to $(0.8) million in Q1 2021. Adjusted EBITDA1 totaled $(1.1) million in Q4 2021.

Backlog at March 31, 2022, was $40.1 million, including $31.9 million of Performance Improvement Solutions backlog, and $8.2 million of Workforce Solutions backlog.

1 Refer to the non-GAAP reconciliation tables at the end of this press release for a definition of "EBITDA", “adjusted EBITDA” and “adjusted net income”.

CONFERENCE CALL

GSE Systems has scheduled a conference call for today, May 16, 2022 at 4:30 p.m. ET (1:30 p.m. PT) to review these results. Interested parties can access the conference call by dialing (833) 974-2453 or (412) 317-5784 or can listen via a live Internet webcast at: https://app.webinar.net/5vmZKODabJ4. Access to the link is also available in the Investor Relations section of the Company's website at: https://www.gses.com/about/investors/.

A teleconference replay of the call will be available for seven days at (877) 344-7529 or (412) 317-0088, confirmation # 9497259. A webcast replay will be available in the Investor Relations section of the Company's website at https://www.gses.com/about/investors/ for 90 days.

ABOUT GSE SOLUTIONS

We are the future of operational excellence in the power industry. As a collective group, GSE Solutions leverages top skills, expertise, and technology to provide highly specialized solutions that allow customers to achieve the performance they imagine. Our experts deliver and support end-to-end training, engineering, compliance, simulation, and workforce solutions that help the power industry reduce risk and optimize plant operations. GSE is proven, with over four decades of experience, more than 1,100 installations, and hundreds of customers in over 50 countries spanning the globe.  www.gses.com

FORWARD LOOKING STATEMENTS

We make statements in this press release that are considered forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934. These statements reflect our current expectations concerning future events and results. We use words such as “expect,” “intend,” “believe,” “may,” “will,” “should,” “could,” “anticipates,” and similar expressions to identify forward-looking statements, but their absence does not mean a statement is not forward-looking. These statements are not guarantees of our future performance and are subject to risks, uncertainties, and other important factors that could cause our actual performance or achievements to be materially different from those we project. For a full discussion of these risks, uncertainties, and factors, we encourage you to read our documents on file with the Securities and Exchange Commission, including those set forth in our periodic reports under the forward-looking statements and risk factors sections. We do not intend to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

Company Contact	Investor Contact
Kyle Loudermilk	Lytham Partners
Chief Executive Officer	Adam Lowensteiner, Vice President
GSE Systems, Inc.	(646) 829-9702
(410) 970-7800	gvp@lythampartners.com

GSE SYSTEMS, INC. AND SUBSIDIARIES
Condensed Consolidated Statements of Operations
(in thousands, except share and per share data)

	Three Months ended
	March 31,
	2022	2021
	(unaudited)	(unaudited)
Revenue	$12,275	$13,104
Cost of revenue	9,848	10,176
Gross profit	2,427	2,928

Selling, general and administrative	4,507	3,734
Research and development	142	157
Restructuring charges	-	808
Depreciation	72	76
Amortization of definite-lived intangible assets	260	340
Total operating expenses	4,981	5,115

Operating loss	(2,554)	(2,187)

Interest expense, net	(148)	(54)
Change in fair value of derivative instruments, net	(581)	-
Other income (expense), net	16	1

Loss before income taxes	(3,267)	(2,240)

Provision for income taxes	167	(35)

Net loss	$(3,434)	$(2,205)

Net loss per common share - basic and diluted	$(0.16)	$(0.11)

Weighted average shares outstanding - Basic and Diluted	20,980,046	20,628,669

GSE SYSTEMS, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(in thousands, except share and per share data)

	March 31, 2022	December 31, 2021
	(unaudited)	(audited)
ASSETS
Current assets:
Cash and cash equivalents	$5,448	$3,550
Contract receivables, net	10,421	11,257
Prepaid expenses and other current assets	4,299	5,262
Total current assets	20,168	20,069

Equipment, software and leasehold improvements, net	850	839
Software development costs, net	555	532
Goodwill	13,339	13,339
Intangible assets, net	2,760	3,020
Restricted cash - long term	1,583	-
Operating lease right-of-use assets, net	1,047	1,200
Other assets	52	52
Total assets	$40,354	$39,051

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Line of credit	$-	$1,817
Current portion of long-term note	830	-
Accounts payable	1,133	1,179
Accrued expenses	1,474	1,358
Accrued compensation	2,235	1,452
Billings in excess of revenue earned	5,180	5,029
Accrued warranty	682	667
Income taxes payable	1,781	1,654
Derivative liabilities	1,611	-
Other current liabilities	1,625	1,883
Total current liabilities	16,551	15,039

Long-term note, less current portion	2,955	-
Operating lease liabilities noncurrent	502	790
Other noncurrent liabilities	283	179
Total liabilities	20,291	16,008

Commitments and contingencies (Note 16)

Stockholders' equity:
Preferred stock $0.01 par value; 2,000,000 shares authorized; no shares issued and outstanding	-	-
Common stock $0.01 par value; 60,000,000 shares authorized, 22,609,043 and 22,533,005 shares issued, 21,010,132 and 20,934,094 shares outstanding, respectively	226	225
Additional paid-in capital	80,777	80,505
Accumulated deficit	(58,018)	(54,584)
Accumulated other comprehensive income (loss)	77	(104)
Treasury stock at cost, 1,598,911 shares	(2,999)	(2,999)
Total stockholders' equity	20,063	23,043
Total liabilities and stockholders' equity	$40,354	$39,051

The accompanying notes are an integral part of these consolidated financial statements.

EBITDA and Adjusted EBITDA Reconciliation (in thousands)

References to “EBITDA” mean net (loss) income, before taking into account interest expense (income), provision for income taxes, depreciation and amortization. References to Adjusted EBITDA exclude the impact of restructuring charges, stock-based compensation expense and change in fair value of derivative instruments. EBITDA and Adjusted EBITDA are not measures of financial performance under generally accepted accounting principles (GAAP). Management believes EBITDA and Adjusted EBITDA, in addition to operating profit, net income and other GAAP measures, are useful to investors to evaluate our results because it excludes certain items that are not directly related to our core operating performance that may, or could, have a disproportionate positive or negative impact on our results for any particular period. Investors should recognize that EBITDA and Adjusted EBITDA might not be comparable to similarly titled measures of other companies. This measure should be considered in addition to, and not as a substitute for or superior to, any measure of performance prepared in accordance with GAAP. A reconciliation of non-GAAP EBITDA and Adjusted EBITDA to the most directly comparable GAAP measure in accordance with SEC Regulation G follows:

	Three Months ended
	March 31,
	2022	2021
	(unaudited)	(unaudited)
Net loss	$(3,434)	$(2,205)
Interest expense, net	148	54
Provision for income taxes	167	(35)
Depreciation and amortization	415	513
EBITDA	(2,704)	(1,673)
Restructuring charges	-	808
Stock-based compensation expense	408	38
Change in fair value of derivative instruments, net	581	-
Adjusted EBITDA	$(1,715)	$(827)

Adjusted Net Income and Adjusted EPS Reconciliation (in thousands, except per share amounts)

References to Adjusted net (loss) income exclude the impact of restructuring charges, stock-based compensation expense, change in fair value of derivative instruments and amortization of intangible assets related to acquisitions. Adjusted Net Income and adjusted earnings per share (adjusted EPS) are not measures of financial performance under GAAP. Management believes adjusted net income and adjusted EPS, in addition to other GAAP measures, are useful to investors to evaluate our results because they exclude certain items that are not directly related to our core operating performance and non-cash items that may, or could, have a disproportionate positive or negative impact on our results for any particular period. These measures should be considered in addition to, and not as a substitute for or superior to, any measure of performance prepared in accordance with GAAP. A reconciliation of non-GAAP adjusted net income and adjusted EPS to GAAP net income, the most directly comparable GAAP financial measure, is as follows:

	Three Months ended
	March 31,
	2022	2021
	(unaudited)	(unaudited)
Net loss	$(3,434)	$(2,205)
Restructuring charges	-	808
Stock-based compensation expense	408	38
Change in fair value of derivative instruments, net	581	-
Amortization of intangible assets related to acquisitions	260	340
Adjusted net loss	$(2,185)	$(1,019)

Adjusted loss per common share – Diluted	$(0.10)	$(0.05)

Weighted average shares outstanding – Diluted(a)	20,980,046	20,628,669

(a)
During the three months ended March 31, 2022 and 2021, we reported a GAAP net loss and an adjusted net loss. Accordingly there was no dilutive shares from RSUs included in the adjusted earnings per share calculation that were considered anti-dilutive when calculating the net loss per share.